SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)

                     of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  February 4, 2000

                               ALYN CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Delaware                   000-21153                 33-0709359
--------------------------------------------------------------------------------
      (STATE OR OTHER        (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
      JURISDICTION OF                                     IDENTIFICATION NO.)
      INCORPORATION)


                  16761 Hale Avenue                              92606
                  Irvine, California
--------------------------------------------------------------------------------
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


       Registrant's telephone number, including area code (949) 425-1525


                                 Not Applicable
--------------------------------------------------------------------------------
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Registrant has engaged Deloitte & Touche LLP to be its principal accountant effective February 4, 2000, to audit its accounting statements for the year ended December 31, 1999. In an 8-K/A filed on January 24, 2000, the Registrant explained that it had dismissed, and therefore terminated its client-auditor relationship with, PricewaterhouseCoopers LLP, its previous principal accountant with respect to the audit of the Registrant's financial statements.

ITEM 5. OTHER EVENTS

On February 8, 2000, the Registrant announced that it has appointed Mr. Raymond Brooks to the position of Vice President, Chief Financial Officer. Mr. Brooks joined the Registrant in this capacity on January 3, 2000.

Mr. Brooks was most recently the Chief Financial Office and Director of Administration for Rohm Electronics, USA, LLC, based in Nashville, Tennessee, a subsidiary of Rohm Co. Ltd., Kyoto, Japan, a manufacturer and distributor of electronic components to the automotive, computer, telecommunications and consumer industries. Mr. Brooks earned his Master of Business Administration degree, with honors, from Golden Gate University in San Francisco, and has a Bachelor of Science degree, with honors, from Arizona State University.

Alyn has issued a press release announcing the appointment of Mr. Brooks, which press release is filed herewith as an exhibit and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS

      Exhibit A. Press Release of Alyn issued February 8, 2000.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ALYN CORPORATION

February 8, 2000                    /s/  Raymond Brooks
                                    -----------------------------
                                    Raymond Brooks
                                    Chief Financial Officer